Exhibit 99.1

One Penn Plaza, Suite 2832

New York, NY 10119

www.presidio.com

For Immediate Release

Presidio, Inc. Announces Closing of

Secondary Common Stock Offering

NEW YORK, NY – Feb. 12, 2019 – Presidio, Inc. (NASDAQ:PSDO) (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for its customers, today announced the closing of its previously announced secondary public offering of 4,000,000 shares of the Company’s common stock by AP VIII Aegis Holdings, L.P., an affiliate of investment funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO), at a price of $15.11 per share. Upon completion of the offering, the Company no longer qualifies as a “controlled company” within the meaning of the NASDAQ corporate governance requirements. The Company did not sell any shares and did not receive any proceeds from the offering.

J.P. Morgan acted as the sole underwriter for the offering. The offering was made only by means of a prospectus supplement and accompanying prospectus. The Company filed a shelf registration statement (including a prospectus) relating to these securities with the Securities and Exchange Commission (the “SEC”) on April 26, 2018, which became effective on May 2, 2018, and filed a prospectus supplement with the SEC on February 7, 2019 with respect to the offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at: www.sec.gov. Copies of the Presidio prospectus supplement and accompanying prospectus relating to the offering also may be obtained by writing or telephoning us at:

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

Attention: Investor Relations

J.P. Morgan will arrange to send you the prospectus supplement and the accompanying prospectus relating to the offering if you request them by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, at (866) 803-9204 (toll free).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT PRESIDIO

Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for its customers. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. As of June 30, 2018, we serve approximately 8,000 middle-market, large, and government organizations across a diverse range of industries. Approximately 2,900 Presidio professionals, including more than 1,600 technical engineers, are based in 60+ offices across the United States in a unique, local delivery model combined with the national scale of a $2.8 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry, risks relating to the inability to realize the full amount of our backlog and risks relating to acquisitions or regulatory changes. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Source: Presidio, Inc.

CONTACT INFORMATION

Investor Relations Contact:

Ed Yuen

866-232-3762

investors@presidio.com

Media Contact:

Dori White

Vice President of Corporate Marketing

212-324-4301

doriwhite@presidio.com

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